UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2018

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 N. Walnut Street PO Box 489 Jefferson, TX 75657-0489
(Address of principal executive offices) (zip code)

770-378-4180
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 23, 2018, Innocap, Inc. (the “Company”) accepted the resignation of GBH CPAs, PC (“GBH”) and engaged Marcum LLP (“Marcum”) as its independent registered public accountants.  This change occurred in connection with GBH, the Company’s prior independent public accountants, resigning as a result of GBH combining its practice with Marcum effective July 1, 2018.  The engagement of Marcum has been approved by the Company's Board of Directors.

Pursuant to applicable rules, the Company makes the following additional disclosures:

(a) GBH’s reports on the consolidated financial statements of the Company as at and for the fiscal years ended January 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained explanatory paragraphs in respect to uncertainty as to the Company’s ability to continue as a going concern.

(b) During the fiscal years ended January 31, 2018 and 2017 and through August 23, 2018, there were no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to GBH's satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years.  During the fiscal years ended January 31, 2018 and 2017 and through August 23, 2018, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

(c) During the fiscal years ended January 31, 2018 and 2017 and through August 23, 2018, the Company did not consult with Marcum with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GBH with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein.  A copy of such letter is filed as Exhibit 16.1 to this Report.

Item 9.01Exhibits

16.1Auditor’s Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Innocap, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2018

/s/ Paul Tidwell

Paul Tidwell

Chief Executive Officer